Exhibit 24.1

Mobile Mini, Inc.

Power of Attorney

Each of the undersigned officers and directors of Mobile Mini, Inc., a Delaware corporation (the “Company”), whose signature appears below hereby appoints Mark E. Funk as attorney-in-fact for the undersigned, with full power of substitution and resubstitition for, and in the name, place and stead of the undersigned, in any and all such capacities, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-4 relating to the registration of (i) an aggregate of up to $250,000,000 in principal amount of the Company’s 5 7/8% Senior Notes due 2024 to be issued in exchange for a like principal amount of the Company’s 5 7/8% Senior Notes due 2024 and (ii) the guarantees of such notes, and any and all amendments (including post-effective amendments) and exhibits thereto and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered thereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable to be done in connection with any or all of the above-described matters, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 27, 2016.

Signature		Title

By:	/s/ Erik Olsson Erik Olsson	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Audra L. Taylor Audra L. Taylor	Vice President and Chief Accounting Officer (Principal Accounting Officer)

By:	/s/ Michael L. Watts Michael L. Watts	Chairman of the Board and Director

By:	/s/ Sara R. Dial Sara R. Dial	Director

By:	/s/ Jeffrey S. Goble Jeffrey S. Goble	Director

By:	/s/ James J. Martell James J. Martell	Director

By:	/s/ Stephen A McConnell Stephen A McConnell	Director

By:	/s/ Frederick G. McNamee, III Frederick G. McNamee, III	Director

By:	/s/ Kimberly J. McWaters Kimberly J. McWaters	Director

By:	/s/ Lawrence Trachtenberg Lawrence Trachtenberg	Director